UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 15, 2013

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. are furnishing a news release (the “WPS Release”) issued on August 15, 2013 announcing that AllianceBernstein and W.P. Stewart & Co., Ltd. (Pink Sheets: WPSL, “WPS”) have entered into a definitive agreement whereby AllianceBernstein will acquire WPS, an equity investment manager that currently manages approximately $2 billion in U.S., Global and EAFE concentrated growth equity strategies for institutional and retail clients, primarily in the U.S. and Europe. At the closing of the transaction, AllianceBernstein will pay WPS shareholders $12.00 per share in cash and will issue to WPS shareholders transferable contingent value rights entitling the holders to an additional cash payment of $4.00 per share if the assets under management in the acquired WPS investment services reach $5.0 billion on or before the third anniversary of the closing. WPS currently has approximately five million shares outstanding. The closing is expected to occur in approximately four to six months and is subject to customary closing conditions, including WPS shareholder approval and requirements relating to retention of assets under management and cash.  The WPS Release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

In connection with the proposed transaction, AllianceBernstein will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a prospectus of AllianceBernstein relating to the contingent value rights and a proxy statement of WPS, as well as other relevant documents concerning the proposed transaction.  Shareholders of WPS are urged to read the Registration Statement and the prospectus and proxy statement when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the prospectus and the proxy statement may be obtained at the SEC’s Internet site (http://www.sec.gov) after they are filed. When they are available, persons will also be able to obtain these documents, free of charge, from AllianceBernstein at www.alliancebernstein.com under the tab “About Us” and then under the heading “Investor & Media Relations” and then under “Reports and SEC Filings”.  Copies of the prospectus and the proxy statement also can be obtained, free of charge, by directing a request to Investor Relations, in writing, by email or by phone, at 1345 Avenue of the Americas, New York, NY 10019; tel: 212-969-2416; email: ir@alliancebernstein.com.  This Form 8-K is not an offer to sell or the solicitation of an offer to buy the contingent value rights, or a solicitation of proxies from WPS stockholders in favor of the proposed transaction.

AllianceBernstein, WPS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about the directors and executive officers of AllianceBernstein is set forth in its Annual Report on Form 10-K for the 2012 fiscal year, which was filed with the SEC on February 12, 2013.  Investors may obtain additional information regarding the interests of the participants in the solicitation by reading the proxy statement regarding the proposed transaction (once available).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	WPS Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein L.P.

Dated: August 16, 2013	By:	/s/ Laurence E. Cranch
Laurence E. Cranch General Counsel